UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 18, 2012

Harleysville Savings Financial Corporation

(Exact name of registrant as specified in its charter)

Pennsylvania	0-29709	23-3028464
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

271 Main Street, Harleysville, Pennsylvania		19438
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (215) 256-8828

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition

On April 18, 2012, Harleysville Savings Financial Corporation (the “Company”) issued a press release announcing its results of operations for the three and six months ended March 31, 2012. A copy of the press release is included as Exhibit 99.1 and is incorporated herein by reference.

This information, including the press release filed as Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933.

Item 8.01	Other Events

On April 18, 2012, the Company also announced that the board of directors declared a regular quarterly cash dividend of $0.20 per share to be paid by the Company on its outstanding shares of common stock. The cash dividend is payable May 23, 2012 to stockholders of record as of May 9, 2012.

Item 9.01	Financial Statements and Exhibits

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	The following exhibits are included with this Report:

Exhibit No.	Description

99.1	Press Release, dated April 18, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Harleysville Savings Financial Corporation

Date: April 18, 2012	By:	/s/ Brendan J. McGill
Name: Brendan J. McGill
Title: Executive Vice President, Chief Operating and Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated April 18, 2012